SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)
Minnesota

(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 31, 2005, the Registrant released preliminary information regarding financial results for the quarter ended September 30, 2005. A copy of this press release is attached as Exhibit 99.1 to this report.
The information provided under this Item 2.02 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 3.02. Unregistered Sales of Equity Securities
On October 27, 2005, the Registrant converted 7,540 shares of Class T convertible preferred stock into 43,000 shares of Class A common stock and 105,940 shares of Class B common stock. This conversion was done in accordance with the terms of the certificate of designation governing the Class T preferred stock and involves no additional consideration from the holders. Following the conversion, and as adjusted for additional issuances of Class A common stock since June 30, 2005 (as reported in Reports on Form 8-K filed on September 12, September 21, and October 6, 2005), the Registrant would have had 13,058,952 shares of Class A common stock, 645,231 shares of Class B common stock, and no shares of Class T preferred stock outstanding as of June 30, 2005.
The Registrant relied on the exemption from registration provided in Section 3(a)(9) of the Securities Act for this transaction. No compensation, direct or indirect, was paid by RCC for solicitation of this exchange.
Item 8.01. Other Events.
On October 31, 2005, the Registrant issued a notice of a certain proposed unregistered offering of floating rate senior subordinated notes pursuant to Rule 135c of the Securities Act of 1933. A copy of this press release is attached as Exhibit 99.2 to this report.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated October 31, 2005 containing preliminary third quarter financial results.

99.2	Press release dated October 31, 2005 containing notice of proposed offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: October 31, 2005